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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We have issued our report dated April 15, 2002, except for Note S, as to which the date is November 27, 2002, on the consolidated financial statements of Donlar Biosyntrex as of and for the two years ended December 31, 2001, included in its Annual Report on Form 10-KSB as amended, for the year ended December 31, 2001 filed with the Securities and Exchange Commission. We consent to the use of the aforementioned report in the Registration Statement on Form S-8.

                                                     /s/ GRANT THORNTON LLP
                                                     --------------------------



Chicago, Illinois
December 30, 2002